CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 16, 2013, relating to the financial statements of KP Fixed Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm", and "Statement of Additional Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Philadelphia, Pennsylvania
October 28, 2013